UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

form 8-k

current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 14, 2005

Atmospheric Glow Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	333-11591 (Commission File Number	62-1647888 (IRS Employer Identification Number)

_____________________________________

924 Corridor Park Blvd
Knoxville, Tennessee 37932-3723
(865) 777-3776

(Address, zip code and telephone number of principal executive offices)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

G Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

G Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

information to be included in the report

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Bylaws of Atmospheric Glow Technologies, Inc. (the "Corporation") were amended and restated effective April 14, 2005. The Bylaws were amended to make the following changes which are marked on the attached exhibit of the Amended and Restated Bylaws:

    to reflect the change in the Corporation's name to Atmospheric Glow Technologies, Inc. from Tice Technology, Inc.;

    to reflect changes in the general corporation law of Delaware, specifically in Sections 2.9 (Voting Record), Section 2.10 (Quorum), Section 2.15 (Consent of Shareholders in Lieu of Meeting), Section 2.16 (Shareholder Inspection of Books and Records), Section 3.16 (Committees), and Section 7.1 (Indemnification);

    to include certain provisions as to voting of shares (Section 2.12) and general powers of directors (Section 3.1) for reference purposes which were already included in the Corporation's Certificate of Incorporation; and

    to reflect that the positions of Chief Executive Officer and President reside in two individuals rather than one (Article IV and certain other references throughout the Bylaws).

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

The following document is furnished as an exhibit to this report:

Exhibit Number	Description of Documents	Page Number
3(ii)	Amended and Restated Bylaws of Atmospheric Glow Technologies, Inc. with changes marked	3

signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Atmospheric Glow Technologies, Inc.

Date: April 19, 2005 By: /s/ Thomas W. Reddoch

Thomas W. Reddoch, Chairman and
Chief Executive Officer